                        IN THE UNITED STATES BANKRUPTCY COURT

                             FOR THE DISTRICT OF DELAWARE


In re:                            )         Chapter 11
                                  )
WHEREHOUSE ENTERTAINMENT,         )         Case No. 95-911 (HSB)
INC., and WEI HOLDINGS, INC.,     )
                                  )         Jointly Administered
                                  )
              Debtors.            )
                                  )




                        DEBTORS' FIRST AMENDED CHAPTER 11 PLAN



               As Revised for Technical Corrections on October 4, 1996



                                   Latham & Watkins
                          633 West Fifth Street, Suite 4000
                            Los Angeles, California 90071
                              Attn:  Hendrik de Jong
                                  Peter M. Gilhuly
                                    (213) 485-1234

                                         and

                           Young, Conaway Stargatt & Taylor
                           11th Floor - Rodney Square North
                                     P.O. Box 391
                              Wilmington, Delaware 19899
                               Attn:  Laura Davis Jones
                                    (302) 571-6600

                        DEBTORS' FIRST AMENDED CHAPTER 11 PLAN

    In amendment of their Chapter 11 Plan dated April 29, 1996 and the Debtors' First Amended Chapter 11 Plan dated September 26, 1996, WHEREHOUSE ENTERTAINMENT, INC. and WEI HOLDINGS, INC., the Debtors and Debtors in Possession in the above-captioned cases, propose the following chapter 11 plan pursuant to Section 1121(a) of the Bankruptcy Code:


                                      ARTICLE 1

                        DEFINITIONS AND RULES OF INTERPRETATION

    1.01.  DEFINITIONS.   As used herein:

    ACQUISITION RELATED CAUSES OF ACTION has the meaning assigned to that term in Section 12.09.

    ADEQUATE PROTECTION PAYMENTS means any and all payments made on account of Senior Lender Claims after the Filing Date and prior to the Effective Date, including all payments made at any time prior to the Effective Date pursuant to the Bankruptcy Court's interim and final orders for use of cash collateral, as such orders from time to time have been or may be amended or supplemented, or pursuant to any other order of the Bankruptcy Court, except the payment described in Section 5.01(g).

    ADMINISTRATIVE EXPENSE means a cost or expense of administration of either or both of the Chapter 11 Cases allowable under Section 503(b) of the Bankruptcy Code, including (i) Fee Claims, (ii) any fees assessed against the Debtors' estates under 28 U.S.C. Section 1930, (iii) Ordinary Course Administrative Expenses, (iv) Approved Chapter 11 Liabilities, and (v) Reclamation Claims.

    ALLOWED means with respect to a Claim (other than an Administrative Expense) that the Claim:

         A. Either (i) is set forth in a proof of claim that was timely filed or by order of the Bankruptcy Court is not and will not be required to be filed, or (ii) has been or hereafter is listed in the Schedules as liquidated in amount and not disputed or contingent and the claimant has not filed a proof of claim in an amount different


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than that listed in the Schedules, or (iii) is to be allowed pursuant to this
Plan in an amount set forth herein, and

         B. Either (i) no objection to the allowance thereof has been interposed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or (ii) such an objection is so interposed and such Claim has been allowed by a Final Order, and means, with respect to an Administrative Expense, an Administrative Expense that becomes "Allowed" as set forth in Section 2.01.

    APPROVED CHAPTER 11 LIABILITIES means any and all liabilities that have, with the approval of the Bankruptcy Court, been assumed by or otherwise become binding upon either or both of the Debtors in the Chapter 11 Cases at any time through the Effective Date and includes, so long as approved by the Bankruptcy Court, (i) all agreements relating to any indebtedness incurred or credit extended to either or both of the Debtors at any such time, (ii) all contracts and other obligations undertaken by or imposed upon the Debtors at any such time, and (iii) all unexpired leases and executory contracts entered into prior to the Filing Date and assumed by either or both of the Debtors at any such time.

    ASSET PURCHASE AGREEMENT means an agreement between the Debtors and Reorganized Wherehouse (substantially in the form of Exhibit A to this Plan) to be executed, delivered and consummated on the Effective Date, pursuant to which all of the property of the Estates, after giving effect to substantive consolidation pursuant to Section 9.01, will be transferred to Reorganized Wherehouse on an AS IS basis and on a quitclaim basis, without recourse and without any representation or warranty whatsoever as to title, merchantability, condition or any other matter, in exchange for which:

         A. Reorganized Wherehouse will issue and deliver to the Estates (i) New Common Stock in a number of shares sufficient to make any and all distributions of New Common Stock at any time to be made pursuant to this Plan, (ii) Warrants for a number of shares sufficient to make any and all distributions of Warrants at any time to be made pursuant to this Plan, and
    (iii) cash sufficient to fund payment of all Administrative Expenses, all Miscellaneous Priority Claims the Secured Claim Cash Distribution and all other cash distributions provided for in this Plan,



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         B.   Reorganized Wherehouse will represent and warrant that, as of the
    Effective Date, (i) such shares of New Common Stock represent all of its outstanding capital stock and no options, warrants or other rights to acquire any of its capital stock are outstanding, except for the Warrants and stock or options provided for in any Employee Stock Incentive Program, and (ii) it has no outstanding indebtedness, liabilities or other obligations (whether due or not due, fixed or contingent, liquidated or unliquidated, primary or secondary) of any type or nature, and has not engaged in any business and is not bound by any indenture, instrument or agreement whatsoever, except the Asset Purchase Agreement, the Warrant Agreement, any Employee Stock Incentive Program and the agreement governing the revolving credit facility described in Section 13.01(c),

         C. Reorganized Wherehouse will assume and agree to satisfy (i) all Allowed Administrative Expenses, (ii) all Allowed Priority Tax Claims,
    (iii) all Allowed Miscellaneous Priority Claims, (iv) all Allowed Miscellaneous Secured Claims, (v) the Secured Claim Cash Distribution, (vi) all indemnities, liabilities and obligations of the Debtors or Reorganized Wherehouse under this Plan, and (vii) all sales and use taxes, documentary and other stamp taxes, deed taxes, transfer taxes, intangible taxes and other similar taxes imposed upon or in connection with, or required to be paid as a result of, the sale and transfer of the assets of the Estates to Reorganized Wherehouse, to the extent any such taxes are required to be paid after giving effect to the provisions of Section 1146(c) of the Bankruptcy Code,

         D. Reorganized Wherehouse assumes and agrees to perform and observe each and all of the provisions of this Plan applicable to it and each and all of the obligations and undertakings of either or both the Debtors under this Plan, including the releases in Section 12.04 and Section 12.09, as fully as either or both of the Debtors are bound thereby, and

         E. Reorganized Wherehouse will not assume or be liable for any Claim or for any obligation of the Debtors except as expressly provided in the Asset Purchase Agreement or in this Plan.

    BANK AGENT means Cerberus Partners, L.P., as Agent under the Prepetition Credit Agreement.

    BANKRUPTCY CODE means Title 11 of the United States Code, as amended from time to time.


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    BANKRUPTCY COURT means the United States Bankruptcy Court for the District of Delaware.

    BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, as amended and supplemented from time to time.

    BT ADVERSARY PROCEEDING means the adversary proceeding captioned WHEREHOUSE ENTERTAINMENT, INC. AND WEI HOLDINGS, INC. V. BANKERS TRUST COMPANY, Adv. Pro. No. A-95-105, pending in the Chapter 11 Cases.

    BUSINESS DAY means any day other than a Saturday, Sunday or "legal holiday" as defined in Bankruptcy Rule 9006(a).

    CANCELLED SECURITY means any note, bond, debenture, stock certificate or other instrument or investment security evidencing an Impaired Claim or Impaired Interest outstanding immediately prior to the Effective Date.

    CAUSE OF ACTION means any action, cause of action, suit, account, controversy, agreement, promise, right to legal remedy, right to an equitable remedy, right to payment and claim, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise.

    CHAPTER 11 CASES means the cases under chapter 11 of the Bankruptcy Code voluntarily commenced by the Debtors on the Filing Date.

    CLAIM means any "claim," as that term is defined in Section 101(5) of the Bankruptcy Code, against either or both of the Debtors or either or both of the Estates.

    CLASS means a group of Claims or Interests as classified under this Plan.

    CONFIRMATION DATE means the date and time on which the Confirmation Order is entered on the docket maintained by the Clerk of the Bankruptcy Court.

    CONFIRMATION HEARING means the hearing on the confirmation of the Plan.


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    CONFIRMATION ORDER means an order entered by the Bankruptcy Court confirming the Plan.

    CONVERTIBLE SUBORDINATED DEBENTURES means the 61/4% Convertible Subordinated Debentures Due 2006 outstanding under the Convertible Subordinated Debenture Indenture.

    CONVERTIBLE SUBORDINATED DEBENTURE CLAIMS means any and all Claims against either or both of the Debtors arising under or in respect of the Convertible Subordinated Debenture Indenture or the Convertible Subordinated Debentures or the indebtedness evidenced thereby or any conversion thereof or any right of conversion with respect thereto or any right to receive consideration on account of the conversion thereof or the Convertible Subordinated Debenture Indenture or any instrument, agreement, breach, tort, wrongful conduct, act, omission or event in any respect and in any manner arising therefrom or related thereto, except any Trustee's Prepetition Claim, and specifically includes all Claims asserted in or arising out of the consolidated class action litigation cases entitled MCMAHAN & COMPANY, ET AL. V. WHEREHOUSE ENTERTAINMENT, INC., ET AL., 88 Civ. 0321 (S.D.N.Y.) (MJL), and DON THOMPSON V. WHEREHOUSE ENTERTAINMENT, INC. ET AL., 88 Civ. 9040 (S.D.N.Y.) (MJL).

    CONVERTIBLE SUBORDINATED DEBENTURE INDENTURE means the Indenture dated as of June 15, 1986 between Wherehouse and Bank of America National Trust and Savings Association, as amended.

    DC-2 PROPERTY means the parcel of real property and all buildings and fixtures and other property appurtenant thereto or situated thereon located at 1639 Rosecrans Avenue in Gardena, California.

    DC-2 SECURED CLAIM means the Claim secured by the DC-2 Property of Principal Mutual Life Insurance Company against Wherehouse arising under or in respect of the Secured Promissory Note dated November 26, 1986 between Wherehouse and Principal Mutual Life Insurance Company and the Deed of Trust, Security Agreement and Assignment of Rents dated November 26, 1986 between Wherehouse and Principal Mutual Life Insurance Company.

    DEBTORS means Wherehouse and Holdings.

    DEBTORS IN POSSESSION means the Debtors as debtors in possession in the Chapter 11 Cases.


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    DGCL means the Delaware General Corporation Law, as amended.

    DISCLOSURE STATEMENT means the disclosure statement concerning this Plan distributed to Holders of Claims entitled to vote for the purpose of acceptance or rejection of this Plan in accordance with Section 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018.

    DISPUTED means, in respect of any Claim, that such Claim has been asserted or filed but has not been Allowed, whether or not such Claim is then being prosecuted or opposed.

    EFFECTIVE DATE means the first Business Day after the conditions set forth in Section 13.01 have been satisfied, but not earlier than the eleventh day after the Confirmation Order is entered.

    ELIGIBLE SUPPLIER means a supplier of copyrighted music, film or other entertainment products, personal electronic products, or blank tapes or discs purchased by Wherehouse for its sale or rental inventory that (i) is the Holder of a General Unsecured Claim and (ii) is identified by Wherehouse, with the approval of the Bank Agent, as a continuing supplier of such products to Reorganized Wherehouse in a schedule filed by Wherehouse at least 10 days prior to the Confirmation Hearing.

    EMPLOYEE STOCK INCENTIVE PROGRAM means any program or transaction approved by the directors of Reorganized Wherehouse appointed pursuant to Section 8.02, or their successors, for the issuance of New Common Stock, or options or warrants to acquire New Common Stock, to one or more officers and employees of Reorganized Wherehouse.

    ENTITY means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, estate, entity, trust, trustee, United States trustee, unincorporated organization, government, governmental unit (as defined in the Bankruptcy Code), agency or political subdivision thereof.

    ESTATES means the bankruptcy estates created by the commencement of the Chapter 11 Cases.

    EXCHANGE OPTION means the right of an Eligible Supplier pursuant to Section 5.05(d), at its option exercisable by timely delivery of an Open Credit Terms


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Commitment and Option Exercise Notice, to exchange (i) all (but not less than all) of the New Common Stock that such Eligible Supplier is entitled to receive on account of its General Unsecured Claim under this Plan FOR (ii) a portion of the Secured Claim Cash Distribution equal to 27% of the Allowed amount of such General Unsecured Claim.

    FEE CLAIM means a Claim under Section 330(a), Section 331 or Section 503 of the Bankruptcy Code for compensation for professional services rendered and reimbursement of expenses in the Chapter 11 Cases.

    FILING DATE means August 2, 1995.

    FINAL ORDER means an order or judgment entered on the docket by the Clerk of the Bankruptcy Court or any other court exercising jurisdiction over the subject matter and the parties (i) that has not been reversed, stayed, modified or amended, (ii) as to which no appeal, certiorari proceeding, reargument or other review or rehearing has been requested or is still pending, and (iii) as to which the time for filing a notice of appeal or petition for certiorari or request for reargument or further review or rehearing has expired.

    GENERAL UNSECURED CLAIMS means all Claims other than Administrative Expenses, Priority Tax Claims, Miscellaneous Priority Claims, Senior Lender Claims, the DC-2 Secured Claim, Miscellaneous Secured Claims, Senior Subordinated Note Claims and Convertible Subordinated Debenture Claims and includes all Claims of the type specified in Section 502(g), Section 502(h) and Section 502(i) of the Bankruptcy Code and all Trustee's Prepetition Claims.

    HOLDER means, in respect of any Claim or any Interest, the holder or owner of, or person otherwise entitled to enforce, such Claim or Interest.

    HOLDINGS means WEI Holdings, Inc., a Delaware corporation.

    IMPAIRED means any Claim or Interest that is impaired within the meaning of
Section  1124 of the Bankruptcy Code.

    INTERESTS means any and all equity or ownership interests in Wherehouse or Holdings and all stock certificates and other investment securities, whether or not certificated, representing any such equity or ownership interest and any and all options,


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warrants, subscription agreements and contractual rights to acquire any such equity or ownership interest.

    MISCELLANEOUS PRIORITY CLAIMS mean any and all Claims entitled to priority in payment under Section 507(a) of the Bankruptcy Code, except Administrative Expenses and Priority Tax Claims.

    MISCELLANEOUS SECURED CLAIMS means any and all Secured Claims other than the Senior Lender Secured Claims and the DC-2 Secured Claim.

    NEW BYLAWS means the bylaws of Reorganized Wherehouse, substantially in the form of Exhibit B to this Plan.

    NEW CERTIFICATE OF INCORPORATION means the certificate of incorporation of Reorganized Wherehouse, substantially in the form of Exhibit C to this Plan.

    NEW COMMON STOCK means the common stock of Reorganized Wherehouse ($0.01 par value), having one vote per share, without preemptive rights or cumulative voting rights.

    1992 MERGER AGREEMENT means the Agreement and Plan of Merger dated as May 5, 1992, by and among Holdings, Wherehouse, Grammy Corp., a Delaware corporation, and Adler & Shaykin, a New York general partnership.

    1992 MERGER AGREEMENT LETTER OF CREDIT means the Irrevocable Standby Letter of Credit dated June 11, 1992, as amended, in the initial amount of $18,750,639, issued by Bankers Trust Company for the account of Wherehouse and for the benefit of the Representative (as defined in the 1992 Merger Agreement).

    1992 MERGER CONSIDERATION means any and all amounts paid or payable to any shareholder of Holdings or to any other Entity receiving consideration as if it were a shareholder, or any heir, representative, successors or assigns of any such shareholder or person, pursuant to the 1992 Merger Agreement or the 1992 Merger Agreement Letter of Credit.

    1992 MERGER CONSIDERATION RECIPIENT means any Entity that has received or is entitled to receive payment or distribution of any 1992 Merger Consideration.


                                          8

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    1992 MERGER CONSIDERATION RECOVERY CLAIMS means any and all Causes of
Action held by the Estates against any 1992 Merger Consideration Recipient under any state or federal fraudulent conveyance or fraudulent transfer law seeking to set aside, avoid, rescind or recover payment of any 1992 Merger Consideration.

    OFFICIAL COMMITTEE means the Official Committee of Unsecured Creditors of the Debtors appointed by the United States Trustee pursuant to Section 1102(a) of the Bankruptcy Code.

    OPEN CREDIT TERMS COMMITMENT AND OPTION EXERCISE NOTICE means an agreement (substantially in the form of Exhibit D to this Plan) duly executed by an Eligible Supplier and delivered to Wherehouse and the Bank Agent at least two Business Days prior to the Effective Date, pursuant to which such Eligible Supplier (i) commits to sell goods to Reorganized Wherehouse on open credit terms substantially comparable to those from time to time offered by such Eligible Supplier to other similarly situated customers and (ii) transfers to the Holders of Allowed Senior Lender Secured Claims all shares of New Common Stock that such Eligible Supplier is entitled to receive under this Plan, in exchange for the right to receive 27% of the Allowed amount of such Eligible Supplier's General Unsecured Claim in cash.

    ORDINARY COURSE ADMINISTRATIVE EXPENSES means the actual, necessary costs and expenses of preserving the Estates and operating the business of the Debtors, incurred and payable in the ordinary course of business by the Debtors after the Filing Date.

    PLAN means this Chapter 11 Plan, as amended or modified from time to time by the Debtors.

    PREPETITION CREDIT AGREEMENT means the Credit Agreement dated June 11, 1992 by and among the Debtors, the lenders party thereto, Bankers Trust Company, as agent, and Heller Financial, Inc., as co-agent, as amended, modified or supplemented from time to time.

    PREPETITION LOAN DOCUMENTS means the Prepetition Credit Agreement and all other "Loan Documents," as that term is defined therein, and further includes all agreements enforceable against either or both of the Debtors by Bankers Trust Company relating in any respect to the 1992 Merger Agreement Letter of Credit.

    PRIORITY TAX CLAIMS means any and all Claims entitled to priority in payment under Section 507(a)(8) of the Bankruptcy Code.


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    RATABLE SHARE means, with reference to any distribution on account of any
Allowed Claim in any Class, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the aggregate amount of all Allowed Claims in that Class.

    RECLAMATION CLAIMS means any and all rights of reclamation converted to an Administrative Expense pursuant to any order of the Bankruptcy Court under
Section  546(c) of the Bankruptcy Code.

    RELEASE OBLIGOR has the meaning assigned to that term in Section 12.05.

    RELEASED ENTITY has the meaning assigned to that term in Section 12.09.

    REORGANIZED WHEREHOUSE means the newly-formed Delaware corporation that is the purchaser under the Asset Purchase Agreement.

    SCHEDULES means the Schedules of Assets and Liabilities and the Statement of Affairs for Debtor Engaged in Business that were filed by the Debtors on or about September 26, 1995, as such schedules have been and from time to time may be amended or supplemented by either or both of the Debtors at any time prior to the Effective Date.

    SECURED CLAIM means a Claim that is secured by a lien on property in which either or both of the Estates have an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the Holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Section
 506(a) of the Bankruptcy Code.

    SECURED CLAIM CASH DISTRIBUTION means the greater of (i) $11,610,000 or
(ii) the aggregate amount payable under this Plan to all Eligible Suppliers that exercise the Exchange Option.

    SENIOR LENDER CLAIMS means any and all Claims against either or both of the Debtors arising under or in respect of the Prepetition Loan Documents or any promissory note issued thereunder or the indebtedness evidenced thereby or any other instrument, agreement, breach, tort, wrongful conduct, act, omission or event in any respect and in any manner arising therefrom or related thereto.


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    SENIOR LENDER DEFICIENCY CLAIMS means the difference between (i) the aggregate amount of the Senior Lender Claims, as Allowed pursuant to Section 5.06(a), LESS (ii) the amount of the Senior Lender Secured Claims, as Allowed pursuant to Section 5.01(a).

    SENIOR LENDER SECURED CLAIMS means the amount of the Senior Lender Claims that is a secured claim pursuant to Section 506(a) of the Bankruptcy Code, as Allowed pursuant to Section 5.01(a).

    SENIOR SUBORDINATED NOTES means the 13% Senior Subordinated Notes Due 2002, Series A and Series B, outstanding under the Senior Subordinated Note Indenture.

    SENIOR SUBORDINATED NOTE CLAIMS means any and all Claims against either or both of the Debtors arising under or in respect of the Senior Subordinated Notes or the indebtedness evidenced thereby or the Senior Subordinated Note Indenture or any instrument, agreement, breach, tort, wrongful conduct, act, omission or event in any respect and in any manner arising therefrom or related thereto, except any Trustee's Prepetition Claim.

    SENIOR SUBORDINATED NOTE INDENTURE means the Indenture dated as of June 1, 1992 between Wherehouse, Grammy Corp., as Guarantor and the United States Trust Company of New York, N.A., as amended, modified, restated or supplemented from time to time.

    SUBORDINATION PROVISIONS means the provisions of Article 13 of the Senior Subordinated Note Indenture.

    TRADE COMMITTEE means the Unofficial Committee of Trade Creditors, consisting of BMG Distribution, Sony Music Entertainment, Inc., UNI Distribution Corporation, Paramount Pictures, Warner/Electra/Atlantic Corp., PolyGram Group Distribution, EMI Music Distribution, Baker & Taylor, and Alliance Entertainment Corp.

    TRUSTEE'S PREPETITION CLAIM means a Claim for fees, expense reimbursements and other amounts owed to a trustee under the Senior Subordinated Note Indenture or the Convertible Subordinated Debenture Indenture, in its capacity as such, to the extent such amounts were accrued and unpaid on the Filing Date.


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


    UNSECURED CLAIM STOCK DISTRIBUTION RATIO means, where this Plan provides that the Holder of any Claim, other than a Senior Lender Secured Claim, is entitled to receive New Common Stock on account of such Claim, that such Holder shall be entitled to receive 28.14767183 shares of New Common Stock for each $1,000 in Allowed amount of such Claim.

    WARRANT AGREEMENT means an agreement (substantially in the form of Exhibit E to this Plan) under which Reorganized Wherehouse delivers warrants for the issuance of 576,873 shares of its common stock for an exercise price of $2.75 per share, exercisable at any time until the fifth anniversary of the Effective Date.

    WARRANTS means the warrants issued under the Warrant Agreement.

    WHEREHOUSE means Wherehouse Entertainment, Inc., a Delaware corporation.

    1.02.  RULES OF INTERPRETATION.   References herein to a "Section," when
not qualified by a reference to another document, are references to the sections of this Plan. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The words "herein," "hereof," "hereto," "hereunder" and others of similar import, refer to this Plan as a whole and not to the part in which such words appear. The words "includes" and "including" are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within such things are included. Captions and headings to articles, sections and exhibits are inserted for convenience of reference only, are not a part of this Plan, and shall not be used to interpret this Plan. The rules of construction set forth in Section 102 of the Bankruptcy Code shall apply. In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) and Section 14.12 shall apply, but Bankruptcy Rule 9006(a) shall govern.

    1.03.  INCORPORATION OF EXHIBITS.   All Exhibits to this Plan are part of
this Plan and incorporated herein as fully as if set forth at length herein. The Exhibits to this Plan must be satisfactory to and approved by the Debtors and the Bank Agent and will be filed with the Bankruptcy Court at least 10 days prior to the Confirmation Hearing.


                                      ARTICLE 2


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                 PROVISIONS FOR TREATMENT OF ADMINISTRATIVE EXPENSES

    2.01.  ALLOWANCE OF ADMINISTRATIVE EXPENSES.   Claims for Administrative
Expenses shall become Allowed as follows:

         (a)  ORDINARY COURSE ADMINISTRATIVE EXPENSES AND APPROVED CHAPTER 11
    LIABILITIES.   An Ordinary Course Administrative Expense or Approved
    Chapter 11 Liability that is not disputed by Reorganized Wherehouse by written notice given to the claimant prior to the 60th day after the Effective Date shall become Allowed on such day.

         (b)  RECLAMATION CLAIMS.   A Reclamation Claim shall become Allowed
    only to the extent either (i) Reorganized Wherehouse and the Holder of the Reclamation Claim agree upon the amount thereof in a stipulation approved by the Bankruptcy Court or (ii) the Holder files with the Bankruptcy Court and serves on Reorganized Wherehouse a motion requesting payment of such Reclamation Claim within 60 days after the Effective Date and a Final Order is entered granting such motion.

         (c)  FEE CLAIMS.   A Fee Claim shall become Allowed if allowed or
    approved by the Bankruptcy Court upon an application filed no later than 90 days after the Effective Date.

         (d)  ALL ADMINISTRATIVE EXPENSES.   All other Claims for an
    Administrative Expenses (including Ordinary Course Administrative Expenses and Approved Chapter 11 Liabilities that are disputed by Reorganized Wherehouse as set forth in Section 2.01(a)) shall become Allowed only if the Holder of such Claim files with the Bankruptcy Court and serves on Reorganized Wherehouse, within 90 days after the Effective Date, a motion requesting payment of such Administrative Expense and only if and to the extent such Claim is allowed by the Bankruptcy Court pursuant to a Final Order.

    2.02.      PAYMENT OF ADMINISTRATIVE EXPENSES.   Reorganized Wherehouse
shall assume and pay each Allowed Administrative Expense, other than Ordinary Course Administrative Expenses and Approved Chapter 11 Liabilities, in full and in cash on the latest of (i) the Effective Date, (ii) the date on which such Administrative Expense becomes Allowed, and (iii) a date agreed by Reorganized Wherehouse or the Debtors, as the case may be, and such Holder. Reorganized Wherehouse shall assume and pay each Allowed Ordinary Course Administrative Expense and each Allowed Approved


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Chapter 11 Liability on the date on which payment is due or would otherwise be permitted to be made in accordance with the terms and conditions of the particular transaction and any agreements relating thereto.



                                      ARTICLE 3

                   PROVISIONS FOR TREATMENT OF PRIORITY TAX CLAIMS

    3.01.  PRIORITY TAX CLAIMS.   The Holder of an Allowed Priority Tax Claim
shall receive, on account of such Allowed Priority Tax Claim, a cash payment in the amount of such Priority Tax Claim six years after the assessment of the tax on which such Claim is based, plus simple interest annually in arrears on such amount from the Effective Date through such day at the interest rate publicly quoted on the Effective Date for full faith and credit obligations of the United States of America maturing in 90 days. At the option of Reorganized Wherehouse, any Allowed Priority Tax Claim may be (i) paid on such alternative terms as may be agreed by Reorganized Wherehouse and the Holder of such Allowed Priority Tax Claim or (ii) prepaid in whole or in part, without premium or penalty, at any time.


                                      ARTICLE 4

                        CLASSIFICATION OF CLAIMS AND INTERESTS

    Pursuant to Section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims and Interests, except that Administrative Expenses and Priority Tax Claims have not been classified and are excluded from the following classes in accordance with Section 1123(a)(1) of the Bankruptcy Code.

    4.01.     SECURED CLAIMS.

              CLASS 1.  Class 1 consists of all Senior Lender Secured Claims.

              CLASS 2.  Class 2 consists of the DC-2 Secured Claim.

              CLASS 3.  Class 3 consists of all Miscellaneous Secured Claims.


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    4.02.     PRIORITY CLAIMS.

              CLASS 4.  Class 4 consists of all Miscellaneous Priority Claims.



    4.03.     UNSECURED CLAIMS.

              CLASS 5.  Class 5 consists of all General Unsecured Claims.

              CLASS 6.  Class 6 consists of all Senior Lender Deficiency
                        Claims.

              CLASS 7.  Class 7 consists of all Senior Subordinated Note
                        Claims.

              CLASS 8. Class 8 consists of all Convertible Subordinated Debenture Claims.

    4.04.     INTERESTS.

              CLASS 9.  Class 9 consists of all Interests.



                                      ARTICLE 5

                             PROVISIONS FOR TREATMENT OF
                                 CLAIMS AND INTERESTS

    5.01.  SENIOR LENDER SECURED CLAIMS (CLASS 1).

         (a)  ALLOWANCE OF CLAIMS.   The Senior Lender Secured Claims shall be
    Allowed in the amount of $45,000,000, LESS all Adequate Protection Payments.(1)

(1) The Debtors offer the proposed $45,000,000 Allowed amount of the Senior Lender Secured Claims on the condition that this Plan is accepted by the Holders of the Senior Lender Claims and solely as a proposed compromise and settlement of certain matters in controversy between the Debtors and such Holders in the Chapter 11 Cases. The Debtors' offer herein is in all respects subject to Rule 408 of the Federal Rules of Evidence and shall not be used against them, as an admission or otherwise,

         (b)  TREATMENT.   Each Holder of an Allowed Senior Lender Secured
    Claim shall receive, on account of such Claim, its Ratable Share of (i) the Secured Claim Cash Distribution and (ii) 117.6229653 shares of New Common Stock for each $1,000 in Allowed amount of the Senior Lender Secured Claims that remains after deduction for the Secured Claim Cash Distribution.

         (c)  ADJUSTMENT FOR DILUTION.   The distributions provisions for New
    Common Stock in this Plan are predicated on the assumption that (i) 3,612,789 shares of New Common Stock will be distributed under this Plan on account of Senior Lender Secured Claims (the "Secured Claim Stock Distribution"), (ii) 6,387,211 shares of New Common Stock will be distributed under this Plan on account of Allowed General Unsecured Claims, Allowed Senior Lender Deficiency Claims and Allowed Senior Subordinated Note Claims (collectively, "Unsecured Claim Distributions"), and, accordingly, (iii) the New Common Stock distributed on account of Senior Lender Secured Claims will be equal to 36.128% (the "Secured Claim Share Percentage") of all New Common Stock distributed under this Plan, not counting the Warrants ("Stock Distributions"). If and whenever shares of New Common Stock are issued in any Unsecured Claim Distribution such that the aggregate number of shares of New Common Stock issued in all prior Secured Claim Stock Distributions is less than the Secured Claim Share Percentage of all Stock Distributions at any time made under this Plan, then each Holder of an Allowed Senior Lender Secured Claim shall receive, on account of such Claim, its Ratable Share of a number of additional shares of New Common Stock as necessary to ensure that the aggregate number of shares of New Common Stock issued under this Plan in Secured Claim Stock Distributions is equal to the Secured Claim Share Percentage of all Stock Distributions at any time made under this Plan.

         (d)  SATISFACTION OF SECTION  507(b) RIGHTS.   The distribution
    pursuant to Section 5.01(b) shall be in full satisfaction of any and all rights of the Holders of Senior Lender Secured Claims under Section 507(b) of the Bankruptcy Code.

(..CONTINUED)
in the adjudication of any such matters. The Seniors Lenders' acceptance of this Plan shall be subject to the same conditions and shall, in all respects, be subject to Rule 408 of the Federal Rules of Evidence.

         (e)  DISMISSAL OF BT ADVERSARY PROCEEDING.   On the Effective Date,
    the BT Adversary Proceeding shall be dismissed with prejudice, with each party to bear its own costs.

         (f)  EXCHANGE OPTION.   Each Holder of an Allowed Senior Lender
    Secured Claim shall be bound by the Exchange Option, whether or not such Holder individually accepted or rejected the Plan. Reorganized Wherehouse shall administer the Exchange Option and shall (i) determine the amount by which the Secured Claim Cash Distribution otherwise to be distributed under this Plan to the Holders of Allowed Senior Lender Secured Claims must be reduced to give effect to the Exchange Option as to all General Unsecured Claims asserted by Eligible Suppliers that have timely exercised the Exchange Option, whether or not such Claims are then Disputed or Allowed, and withhold such cash amount from such distribution, (ii) withhold all shares of New Common Stock otherwise to be distributed under this Plan to such Eligible Supplier on account of its General Unsecured Claim, (iii) as and when any such Eligible Supplier's General Unsecured Claim becomes Allowed, (x) pay out the to such Eligible Supplier, from such withheld cash amount, the sum payable to such Eligible Supplier under the Exchange Option, and (y) distribute the withheld shares of New Common Stock exchanged by such Eligible Supplier to the Holders of Allowed Senior Lender Secured Claims, based on their Ratable Shares, and (iv) if and to the extent any Disputed General Unsecured Claim of any such Eligible Supplier at any time is disallowed or consensually reduced, distribute to the Holders of Allowed Senior Lender Secured Claims, based on their Ratable Shares, any withheld cash not required to be paid to such Eligible Supplier.

         (g)  ALLOWED AMOUNT NET OF UTAH STORE SALE PAYMENT.   The Allowed
    amount of the Senior Lender Claims set forth in Section 5.06(a) and the Allowed amount of the Senior Lender Secured Claims set forth in Section 5.01(a) reflect a deduction for, and are net of, a post-petition payment in the amount of $158,852.02 made on account of the Senior Lender Claims in connection with the sale of inventory and other assets located in certain Utah stores, and such Allowed amounts shall not be further reduced on account of such post-petition payment.

         (h)  IMPAIRMENT.   Class 1 is Impaired.

    5.02.  DC-2 SECURED CLAIM (CLASS 2).

         (a)  TREATMENT.   On the Effective Date, at the option of Reorganized
    Wherehouse, either (i) the Holder of the Allowed DC-2 Secured Claim shall receive payment of the Allowed DC-2 Secured Claim, in full and in cash, or
    (ii) Reorganized Wherehouse will abandon the DC-2 Property to the Holder of the Allowed DC-2 Secured Claim.

         (b)  DEFICIENCY.   If the DC-2 Property is abandoned to the Holder of
    the Allowed DC-2 Secured Claim, any Claim for a deficiency shall be treated as a General Unsecured Claim.

         (c)  IMPAIRMENT.   Class 2 is Impaired.

    5.03.  MISCELLANEOUS SECURED CLAIMS (CLASS 3).

         (a)  TREATMENT.   On the Effective Date, at Reorganized Wherehouse's
    option, either (i) Reorganized Wherehouse shall assume an Allowed Miscellaneous Secured Claim and the legal, equitable and contractual rights to which an Allowed Miscellaneous Secured Claim entitles the Holder of such Claim shall not be altered by this Plan, or (ii) Reorganized Wherehouse shall provide such other treatment in respect of such Claim as will cause such Claim not to be Impaired. The Debtors' failure to object to any such Claim during the pendency of the Chapter 11 Cases shall be not prejudice, diminish, affect or impair Reorganized Wherehouse's right to contest or defend against such Claim in any lawful manner or forum when and if such Claim is sought to be enforced by the Holder thereof. Each Miscellaneous Secured Claim and all liens lawfully granted or existing on any property of the Estates on the Filing Date as security for a Miscellaneous Secured Claim shall (x) survive the confirmation and consummation of this Plan, the Debtors' discharge under Section 1141(d) of the Bankruptcy Code and
    Section 12.01, and the transfer of the property of the Estates to Reorganized Wherehouse, (y) remain enforceable against Reorganized Wherehouse in accordance with the contractual terms of any lawful agreements enforceable by the Holder of such Claim on the Filing Date until the Allowed amount of such Claim is paid in full, and (z) remain subject to avoidance by Reorganized Wherehouse under the Bankruptcy Code as set forth in Section 12.04(a).

         (b)  IMPAIRMENT.   Class 3 is not Impaired.

    5.04.      MISCELLANEOUS PRIORITY CLAIMS (CLASS 4).

         (a)  TREATMENT.   Each Holder of an Allowed Miscellaneous Priority
    Claim shall receive, on account of such Claim, payment of the Allowed amount of such Claim in full and in cash.

         (b)  IMPAIRMENT.  Class 4 is not Impaired.

    5.05.      GENERAL UNSECURED CLAIMS (CLASS 5).

         (a) TREATMENT. Each Holder of an Allowed General Unsecured Claim shall receive, on account of such Claim, shares of New Common Stock based on the Unsecured Claim Stock Distribution Ratio.

         (b)  EFFECT OF RETURNS UNDER SECTIOn  546(g)*.   If any Holder of a
    General Unsecured Claim, or its predecessor in interest, received goods returned by Wherehouse after the Filing Date for credit to the Claim of such Holder pursuant to Section 546(g)* of the Bankruptcy Code, then when such Claim is Allowed the amount of such Claim that would otherwise be Allowed shall be reduced by the invoice price charged to Wherehouse for such goods, less any discounts actually credited at the time of purchase without any deduction for merchandise return charges. The right of such a Holder to receive any distribution to be made under this Plan on account of such Claim shall not otherwise be increased, reduced, impaired or affected by any such return of goods.

         (c)  EFFECT OF ALLOWANCE OF RECLAMATION CLAIMS.   If any Holder of a
    General Unsecured Claim holds or asserts a Reclamation Claim, such General Unsecured Claim shall not be Allowed until such Reclamation Claim is Allowed, disallowed or otherwise resolved, and when Allowed such General Unsecured Claim shall be reduced by the Allowed amount of the Reclamation Claim.

         (d)  ELIGIBLE SUPPLIER OPTION TO EXCHANGE FOR CASH.   Each Holder of a
    General Unsecured Claim that is an Eligible Supplier shall have the right, exercisable at its sole option by timely delivery of an Open Credit Terms Commitment and Option Exercise Notice, to transfer all (but not less than all) of the New Common Stock that such Holder is entitled to receive under
    Section 5.05(a) to the Holders of the Senior Lender Secured Claims, in exchange for cash from the Secured Claim Cash Distribution equal to 27% of the Allowed amount of such General Unsecured Claim. To exercise such option, such Eligible Supplier must deliver to Wherehouse and the Bank Agent at least two Business Days prior to the Effective Date (time being of the essence) an Open Credit Terms Commitment and Option Exercise Notice duly executed by such Eligible Supplier.

         (e)  IMPAIRMENT.  Class 5 is Impaired.

    5.06.     SENIOR LENDER DEFICIENCY CLAIMS (CLASS 6).

         (a)  ALLOWANCE OF CLAIMS.   The Senior Lender Claims shall be Allowed
    in the amount of $94,568,179.37 and the Senior Lender Deficiency Claims shall be Allowed in the amount of $49,568,179.37.

         (b)  TREATMENT.   Each Holder of an Allowed Senior Lender Deficiency
    Claim shall receive, on account of such Claim, its Ratable Share of:

              (1)  DISTRIBUTION ON ACCOUNT OF DEFICIENCY CLAIMS.
         1,395,229 shares of New Common Stock (the number of shares determined under the Unsecured Claim Stock Distribution Ratio as to the Allowed amount of the Senior Lender Deficiency Claims); and

              (2)  DISTRIBUTION UNDER SUBORDINATION PROVISIONS.
         3,298,618 shares of New Common Stock (the number of shares determined under the Unsecured Claim Stock Distribution Ratio as to the Allowed amount of the Senior Subordinated Note Claims), which shares shall be issued to the Holders of the Senior Lender Deficiency Claims in enforcement of the Subordination Provisions.

         (c)  IMPAIRMENT.   Class 6 is Impaired.

    5.07.  SENIOR SUBORDINATED NOTE CLAIMS (CLASS 7).

         (a)  ALLOWANCE OF CLAIMS.   The Senior Subordinated Note Claims shall
    be Allowed in the amount of $117,189,722.22.

         (b) ENFORCEMENT OF SUBORDINATION. Subject only to Section 5.07(c), in accordance with and in enforcement of the Subordination Provisions, all distributions which the Holders of Senior Subordinated Note Claims would otherwise be entitled to receive under this Plan shall be delivered to the Holders of the Allowed Senior Lender Deficiency Claims and provision therefor is made in Section 5.06(b)(2).

         (c)  WARRANTS IF PLAN IS ACCEPTED.   If this Plan is accepted by Class
    7, then:

              (1)  WARRANTS.   Each Holder of a Senior Subordinated Note Claim
         shall receive, free from the Subordination Provisions, its Ratable Share of the Warrants,

              (2)  RELEASE AS TO WARRANTS.   Each Holder of a Senior Lender
         Claim (whether or not such Holder individually accepted or rejected this Plan) hereby absolutely, unconditionally and forever remises, remits and releases any claim to or interest in the Warrants pursuant to the Subordination Provisions, and

              (3)  RELEASE AS TO SHARES TURNED OVER.   Each Holder of a Senior
         Subordinated Note Claim (whether or not such Holder individually accepted or rejected the Plan) hereby absolutely, unconditionally and forever remises, remits and releases any claim to or interest in the shares of New Common Stock distributed to the Holders of Senior Lender Deficiency Claims pursuant to Section 5.06(b) and all other property that they otherwise are or may be entitled to receive on account of Senior Subordinated Note Claims.

    No Warrants shall be distributed under this Plan if this Plan is not accepted by Class 7.

         (d)  NO DISTRIBUTION IF PLAN IS NOT ACCEPTED.   If this Plan is not
    accepted by Class 7, then the Holders of Senior Subordinated Note
    Claims shall receive no distribution under this Plan.

         (e)  SUBORDINATION ENFORCEMENT AS ESSENTIAL ELEMENT.   Whether or not
    Class 7 or any individual Holder of a Senior Subordinated Note Claim has accepted this Plan, the Subordination Provisions shall be enforced without exception, through the consummation of this Plan and as an essential element hereof, as to all New Common Stock and any and all other property, except the Warrants, that the Holders of Allowed Senior Subordinated Note Claims are, would or might otherwise be entitled to receive from the Debtors or the Estates or in the Cases on account of Senior Subordinated Note Claims and all such New Common Stock and other property, except the Warrants, shall be delivered by the Debtors and Reorganized Wherehouse directly to the Holders of Senior Lender Deficiency Claims pursuant to the Subordination Provisions.

         (f)  IMPAIRMENT.   Class 7 is Impaired.

    5.08.  CONVERTIBLE SUBORDINATED DEBENTURE CLAIMS (CLASS 8).

         (a)  NO DISTRIBUTION.   The Holders of Convertible Subordinated
    Debenture Claims shall receive no distribution under this Plan.

         (b)  IMPAIRMENT.   Class 8 is Impaired.

    5.09.  INTERESTS (CLASS 9).

         (a)  NO DISTRIBUTION.   The Holders of Interests shall receive no
    distribution under this Plan.

         (b)  IMPAIRMENT.   Class 9 is Impaired.


                                      ARTICLE 6

                         IDENTIFICATION OF CLASSES OF CLAIMS
                AND INTERESTS IMPAIRED AND NOT IMPAIRED BY THIS PLAN;
                         ACCEPTANCE OR REJECTION OF THIS PLAN

    6.01.  ACCEPTANCE BY AN IMPAIRED CLASS OF CREDITORS.   Consistent with
Section 1126(c) of the Bankruptcy Code and except as provided in Section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted this Plan if this Plan is accepted by the holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject this Plan.

    6.02.  VOTING CLASSES.   Senior Lender Secured Claims (Class 1), the DC-2
Secured Claim (Class 2), General Unsecured Claims (Class 5), Senior Lender Deficiency Claims (Class 6), and Senior Subordinated Note Claims (Class 7) are

Impaired by this Plan, and only the Holders of Allowed Claims in such Classes at the time the vote on this Plan is solicited are entitled to vote to accept or reject this Plan.

    6.03.  CLASSES RECEIVING NO PROPERTY DEEMED TO REJECT THIS PLAN.
Convertible Subordinated Debenture Claims (Class 8) and Interests (Class 9) are Impaired by this Plan and do not receive or retain any property under this Plan. Under Section 1126(g) of the Bankruptcy Code, the Holders of Claims and Interests in such Classes are deemed to reject this Plan and the votes of Holders in such classes will not be solicited.

    6.04. UNIMPAIRED CLASSES CONCLUSIVELY PRESUMED TO ACCEPT THIS PLAN. Miscellaneous Secured Claims (Class 3) and Miscellaneous Priority Claims (Class
4) are not Impaired by this Plan. Under Section 1126(f) of the Bankruptcy Code, such classes of Claims are conclusively presumed to accept this Plan, and the votes of Holders in such Classes will not be solicited.

    6.05.     CONFIRMATION PURSUANT TO SECTION  1129(b).   The Debtors may seek
confirmation of the Plan under Section 1129(b) of the Bankruptcy Code with respect to any Class, except Class 1 and Class 6, to the extent a Class rejects or is deemed to have rejected this Plan.


                                      ARTICLE 7
                       UNEXPIRED LEASES AND EXECUTORY CONTRACTS

    7.01.     ASSUMPTION AND REJECTION.   Any unexpired lease or executory
contract that has not been expressly rejected or assumed by the Debtors with the Bankruptcy Court's approval on or prior to the Effective Date shall be deemed to have been rejected by the Debtors as of the Effective Date unless there is then pending before the Bankruptcy Court a motion to assume such unexpired lease or executory contract. Any unexpired lease or executory contract assumed by the Debtors at any time during the pendency of the Chapter 11 Cases (and not otherwise assigned) shall be assigned to and assumed by Reorganized Wherehouse, unless prior to the Effective Date the Debtors, with the Bank Agent's approval, elect that such lease or contract shall be assigned to and assumed by another Entity.

    7.02.     ASSUMPTION AND ASSIGNMENT OF LEASES AND CONTRACTS.   At the
Confirmation Hearing, subject to the approval of the Bank Agent, the Debtors will request the Bankruptcy Court to approve assumption of certain of its real property leases and executory contracts and assignment of such leases and contracts to Reorganized Wherehouse or another Entity in accordance with Section
7.01.  The

Debtors will file a schedule of such leases and contracts with the Bankruptcy Court at least ten days prior to the Confirmation Hearing.

    7.03.     ASSIGNED LEASES.   Any lease of nonresidential real property that
was assigned by a Debtor prior to the Filing Date shall be treated as being neither executory nor unexpired and shall be deemed neither assumed nor rejected pursuant to this Plan.

    7.04.     ASSIGNMENTS OF CONTRACTS AND LEASES.   The Debtors reserve all
rights accorded to them under Section 365 of the Bankruptcy Code, including all rights under Section 365(f) of the Bankruptcy Code with respect to the assignment of any or all of their executory contracts and unexpired leases.



                                      ARTICLE 8

                               OPERATION AND MANAGEMENT
                      OF REORGANIZED WHEREHOUSE AND THE DEBTORS

    8.01.     BOARD OF DIRECTORS.   From and after the Effective Date,
Reorganized Wherehouse shall be managed under the direction of its board of directors in accordance with the applicable provisions of the DGCL, the New Certificate of Incorporation and the New Bylaws.

    8.02.     APPOINTMENT OF DIRECTORS.   On or prior to the Effective Date,
the Bank Agent, subject to the consent of the Debtors and upon consultation with the Trade Committee, shall appoint five directors of Reorganized Wherehouse. At least five Business Days prior to the Confirmation Hearing, the Debtors and the Bank Agent will file with the Bankruptcy Court a schedule setting forth the names of the persons to be appointed as the directors of Reorganized Wherehouse pursuant to this Section 8.02.

    8.03.     EFFECT OF APPOINTMENT.   Upon the Effective Date, subject to
appointment of the persons named in such schedule as directors of Reorganized Wherehouse and acceptance of such appointment by such persons, (i) all rights of the Debtors' and the Trade Committee with respect to appointment of directors shall be extinguished and the directors of Reorganized Wherehouse shall thereafter be appointed or elected in accordance with the DGCL, the New Certificate of Incorporation and the New Bylaws, as they may from time to time be amended and (ii) the authority, power and incumbency of the persons then acting as directors of the Debtors shall be terminated and such directors shall be deemed to have resigned.


                                      ARTICLE 9

                             IMPLEMENTATION OF THIS PLAN

    9.01.  SUBSTANTIVE CONSOLIDATION.   This Plan shall constitute a motion
pursuant to Section 105 of the Bankruptcy Code to substantively consolidate the bankruptcy estates of Wherehouse and Holdings. On the Effective Date, (i) the Chapter 11 Case and Estate of Holdings shall be substantively consolidated with and into the Chapter 11 Case and Estate of Wherehouse, (ii) any and all Claims against Holdings shall be deemed to be Claims against Wherehouse, and (iii) any and all Claims against Holdings and Wherehouse shall be satisfied in accordance with the terms of this Plan.

    9.02. EXTINGUISHMENT OF INTER-DEBTOR AND CO-DEBTOR CLAIMS AND INTERESTS. On the Effective Date and pursuant to the substantive consolidation effected by this Plan, (i) any and all Claims between the Debtors shall be extinguished,
(ii) any and all Interests in Wherehouse of which Holdings is the Holder shall be cancelled, and (iii) any Claim against one of the Debtors that the other Debtor has guaranteed or as to which the other Debtor is liable, jointly or otherwise, shall be disallowed and extinguished as necessary to avoid duplication and so as to result in one Claim against the consolidated Debtors.

    9.03.  RESERVATION OF RIGHTS.   The substantive consolidation contained
herein is and shall be accomplished only as part of this Plan. If this Plan is not confirmed for any reason, the Debtors shall not be substantively consolidated, unless such relief is requested by the Debtors. If this Plan is not confirmed for any reason, each Debtor reserves the right to contest any motion or request for substantive consolidation affecting either of the Debtors. No provision in this Plan and no statement in the Disclosure Statement may or shall be used as an admission that substantive consolidation is warranted or in the best interests of creditors or other parties in interest or a waiver of either Debtor's right to contest any such motion or request.

    9.04.  TRANSFER OF PROPERTY.   If this Plan becomes effective as set forth
in Section 13.02, the confirmation of this Plan shall transfer to Reorganized Wherehouse all property of the Estates remaining after giving effect to substantive consolidation pursuant to Sections 9.01, 9.02 and 9.03 (except (i) the New Common Stock and

Warrants and all other consideration delivered to the Estates by Reorganized Wherehouse pursuant to the Asset Purchase Agreement and (ii) any property of the Estates that is transferred to any other Entity on or prior to the Effective Date or that is abandoned pursuant to this Plan), and title to all property so to be transferred to Reorganized Wherehouse shall pass to Reorganized Wherehouse on the Effective Date on the terms and conditions set forth in the Asset Purchase Agreement, free and clear of all Claims, all liens securing Claims and all Interests, except any lien preserved under Section 5.03(a). Reorganized Wherehouse shall not be liable or responsible for any Claim against the Debtors or the Estates or any obligation of the Debtors or the Estates except as expressly assumed by Reorganized Wherehouse in the Asset Purchase Agreement or pursuant to this Plan. Reorganized Wherehouse shall be the successor to the Debtors for the purposes of Section 1123, Section 1129 and Section 1145 of the Bankruptcy Code.

    9.05.  LIQUIDATION OF ESTATES.   After this Plan becomes effective, the
Estates shall be liquidated in accordance with this Plan and applicable law. Subject to any further order of the Bankruptcy Court, Reorganized Wherehouse shall act as liquidating agent of and for the Estates from and after the Effective Date and as such shall be both authorized and obligated, as agent for and on behalf of the Estates, to admit, object to or contest any and all Claims, to defend, protect and enforce any and all rights and interests, to make any and all distributions required or permitted to be made under this Plan, to file any and all reports, requests for relief or opposition thereto, and to take any and all other actions necessary or appropriate to implement this Plan or to wind up the Estates in accordance with applicable law and shall be authorized to pay (from its own funds and without any right of contribution or reimbursement as against the Estates) any and all claims, liabilities, losses, damages, costs and expenses incurred in connection therewith or as a result thereof, including all fees and expenses of its professionals accruing from and after the Confirmation Date without any application to the Bankruptcy Court. Reorganized Wherehouse shall not be entitled to receive any compensation or indemnification whatsoever from the Estates for its services as such liquidating agent or in respect of any such claims, liabilities, losses, damages, costs or expenses.

    9.06.  CANCELLATION OF SECURITIES.   On the Effective Date, the Prepetition
Loan Documents, including all notes and other instruments outstanding thereunder or issued pursuant thereto and all obligations of the Debtors or the Estates thereunder or in respect thereof, the Senior Subordinated Notes and the Senior Subordinated Note Indenture and all obligations of the Debtors or the Estates thereunder or in respect thereof, the Convertible Subordinated Debentures and the Convertible Subordinated Debenture Indenture and all obligations of the Debtors or the Estates thereunder or in respect thereof, and all Interests shall be cancelled and discharged and fully satisfied by confirmation of this Plan and the distributions to be made pursuant to this Plan; PROVIDED, HOWEVER, that the 1992 Merger Agreement Letter of Credit shall not be cancelled and all rights of the Estates under any agreement related thereto and any interest of the Estates therein shall be transferred to Reorganized Wherehouse pursuant to the Asset Purchase Agreement.

    9.07.  SURRENDER OF CANCELLED SECURITIES.   On the Effective Date, each of
the respective transfer books maintained for the Cancelled Securities shall be closed. Except for the right to receive the distributions, if any, to be made pursuant to this Plan, the Holder of a Cancelled Security shall have no rights arising from or relating to such Cancelled Security after the Effective Date, including rights of subordination or subrogation that may be construed to be inherent in or ancillary or related to such Cancelled Security. Each holder of a Cancelled Security evidencing any Allowed Claim shall surrender such Cancelled Security to Reorganized Wherehouse (or its designee), and Reorganized Wherehouse (or its designee) shall distribute to such Holder or to such Holder's agent, trustee or representative the appropriate consideration therefor in accordance with this Plan as promptly as is reasonably practicable. No distribution under this Plan shall be made to or for account of any Holder of an Allowed Claim evidenced by a Cancelled Security unless and until such Cancelled Security is received by Reorganized Wherehouse (or its designee). If a Cancelled Security is lost or destroyed, the Holder of such Cancelled Security must deliver an affidavit of loss or destruction to the Debtors or Reorganized Wherehouse (or their designee), as well as an agreement to indemnify the Debtors and Reorganized Wherehouse (and post a bond if so requested by the Debtors or Reorganized Wherehouse), in form and substance reasonably acceptable to Reorganized Wherehouse, before such Holder may receive any distribution that it would otherwise be entitled to receive under this Plan in respect of such lost or destroyed Cancelled Security. Any Holder of an Allowed Claim that fails to surrender a Cancelled Security related thereto or to deliver an affidavit and an indemnity agreement before the later to occur of (i) two years from the Effective Date, and (ii) six months following the date such Holder's Claim becomes an Allowed Claim shall be deemed to have no further Claim and no distributions shall be made under this Plan in respect of such Claim. The Debtors or Reorganized Wherehouse may waive the requirements of this Section 9.07.

    9.08.  ALLOWANCE OF CLAIMS SUBJECT OF SECTION  502(d).   Allowance of
Claims shall be in all respects subject to the provisions of Section 502(d) of the Bankruptcy Code, except that no Claim that is Allowed in an amount set forth in this Plan shall be disallowed under Section 502(d) of the Bankruptcy Code.

    9.09.  RIGHT OF SETOFF.   Reorganized Wherehouse shall have the right to
set off against any Claim and the distributions to be made pursuant to this Plan in respect of such Claim, any and all debts, liabilities and claims of every type and nature whatsoever which (after giving effect to the releases set forth in Section 12.04) the Estates or Reorganized Wherehouse may have against the Holder of such Claim, and neither any prior failure to do so nor the Allowance of such Claim, whether pursuant to this Plan or otherwise, shall constitute a waiver or release of any such right of setoff.


                                      ARTICLE 10

                          PROVISIONS COVERING DISTRIBUTIONS

    10.01.  TIME OF DISTRIBUTIONS UNDER THIS PLAN.   Except as otherwise
provided in this Plan, distributions in respect of Claims that, on the Effective Date, are Allowed Claims shall be made by Reorganized Wherehouse (or its designee) on or as promptly as practicable after the Effective Date. Distributions in respect or as a result of Claims Allowed after the Effective Date shall be made as soon as practicable after such Claim becomes Allowed.

    10.02.  FRACTIONAL SHARES.   Fractional shares of New Common Stock shall
not be issued under this Plan. Instead, on the date of final distribution of New Common Stock to the persons entitled thereto, the aggregate of all fractional shares that would otherwise be issued to such persons shall be pooled in a fractional securities pool and each Holder of an Allowed Claim entitled to any such fractional interest shall be placed on a distribution list in descending order according to the size of the fractional interest to which such Holder is entitled. If two or more Holders are entitled to the same fractional interest (rounded to six decimal places), their relative ranking on the distribution list shall be determined by lot. A whole share of New Common Stock shall be distributed, in the descending order set forth in the distribution list, to Holders named on the list until all of the whole shares of the New Common Stock in the fractional securities pool have been distributed. No other distribution shall be due or made on any fractional shares.

    10.03.  WARRANTS FOR ISSUANCE OF FRACTIONAL SHARES.   Warrants for
fractional shares of New Common Stock shall not be issued under this Plan. Instead, on the date of final distribution of Warrants to the persons entitled thereto, the aggregate of all Warrants for issuance of fractional shares that would otherwise be issued to such persons shall be pooled in a Warrants for issuance of fractional securities pool and each Holder of an Allowed Claim entitled to any such Warrants for issuance of fractional interests shall be placed on a distribution list in descending order according to the size of the fractional interest to which such Holder is entitled. If two or more Holders are entitled to the same fractional interest (rounded to six decimal places), their relative ranking on the distribution list shall be determined by lot. A Warrant for a whole share of New Common Stock shall be distributed, in the descending order set forth in the distribution list, to Holders named on the list until all of the Warrants for issuance of whole shares of the New Common Stock in the fractional securities pool have been distributed. No other distribution shall be due or made on any Warrants for issuance of fractional shares.

    10.04.  COMPLIANCE WITH TAX REQUIREMENTS.   In connection with each
distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099 or 1042) or withholding is required, Reorganized Wherehouse shall file such information return with the Internal Revenue Service and provide any required statements in connection therewith to the recipients of such distribution or effect any such withholding and deposit all moneys so withheld as required by law. With respect to any Entity from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by Reorganized Wherehouse (or its distribution agent), Reorganized Wherehouse may, at its option, withhold the amount required and distribute the balance to such Entity or decline to make such distribution until the information is received. In any event, however, Reorganized Wherehouse shall not be obligated to liquidate New Common Stock to honor any withholding obligation.

    10.05. PERSONS DEEMED HOLDERS OF REGISTERED SECURITIES. Except as otherwise provided herein, Reorganized Wherehouse and each transfer or distribution agent shall be entitled to treat the record holder of a registered security as the sole Holder of the Claim or Interest in respect thereof for purposes of all notices, payments or other distributions under this Plan. No notice of any transfer of any such security shall be binding on Reorganized Wherehouse or any transfer or distribution agent, unless such transfer has been properly registered in accordance with the provisions of the governing indenture or agreement at least ten Business Days prior to the day on which any such notice is given or any such payment or other distribution is made. If there is any dispute regarding the identity the person entitled to any payment or distribution in respect of any Claim under this Plan, no payment or distribution need be made in respect of such Claim until the Bankruptcy Court resolves the dispute pursuant to a Final Order.

    10.06. DISTRIBUTION OF UNCLAIMED PROPERTY. Any distribution of property under this Plan that is unclaimed after two years following the Effective Date shall irrevocably revert to Reorganized Wherehouse, without regard to state escheatment laws.


                                      ARTICLE 11

                            RESOLUTION OF DISPUTED CLAIMS

    11.01.  OBJECTIONS TO CLAIMS.   Any party in interest may object to an
Impaired Claim, except a Claim that is Allowed as set forth in this Plan. Any such objection must be filed and served no later than the later of (a) the 60th day following the Effective Date, (b) 30 days after the filing of the proof of claim of such Claim, or (c) any later day set by order of the Bankruptcy Court, which the Debtors or Reorganized Wherehouse may request on an EX PARTE basis. Only Reorganized Wherehouse may object to Claims that are not Impaired. Objections to Claims, except Claims that are Allowed pursuant to this Plan, may be filed and served by Reorganized Wherehouse at any time.

    11.02.  PROCEDURE.   Unless otherwise ordered by the Bankruptcy Court, the
Debtors or Reorganized Wherehouse shall litigate the merits of each Disputed Claim until it is abandoned by the Holder, determined by Final Order or compromised and settled by the Debtors or Reorganized Wherehouse, subject to any required approval of the Bankruptcy Court.

    11.03.  NO DISTRIBUTIONS ON DISPUTED CLAIMS.   No payments or distributions
shall be made in respect of any Disputed Claim.

    11.04.  ESTIMATION; PARTIAL ALLOWANCE.   In order to effectuate
distributions pursuant to the Plan and avoid undue delay in the administration of the Estates, the Debtors (prior to the Effective Date) and Reorganized Wherehouse (after the Effective Date) shall have the right to seek an order of the Bankruptcy Court, after notice and a hearing (which notice may be limited to the holder of such Disputed Claim and which hearing may be held on an expedited basis), estimating a Disputed Claim pursuant to Section 502(c) of the Bankruptcy Code or providing that a Disputed Claim shall be Allowed in part, with the rest to remain Disputed.

                                      ARTICLE 12

                    DISCHARGE, RELEASE AND PRESERVATION OF CLAIMS

    12.01.  DISCHARGE AND TERMINATION.   If this Plan becomes effective as set
forth in Section 13.02, the confirmation of this Plan shall (i) discharge the Debtors, the Estates and Reorganized Wherehouse from any debt that arose before the Confirmation Date, any debt of the kind specified in Section 502(g),
Section 502(h) or Section 502(i) of the Bankruptcy Code, all Claims treated in this Plan, all contingent and unliquidated liabilities of every type and description to the fullest extent discharge of such liabilities is permitted under the Bankruptcy Code, and all other Claims against either or both of the Debtors or the Estates that were outstanding, accrued or existing, or might reasonably have been asserted, on the Confirmation Date, in each instance whether or not a proof of such Claim is filed or deemed filed, whether or not such Claim is Allowed, and whether or not the holder of such Claim has voted on this Plan, and (ii) terminate all rights and interests of the Holders of all Interests.

    12.02.  DISTRIBUTIONS IN COMPLETE SATISFACTION.   If this Plan becomes
effective as set forth in Section 13.02, the distributions and rights provided under this Plan shall be in complete satisfaction, discharge and release, effective as of the Confirmation Date, of all Claims against and Interests in the Debtors and the Estates and all liens upon any property of the Estates or Reorganized Wherehouse.

    12.03.  INJUNCTION.   The discharge provided in Section 12.01 shall also
operate as an injunction restraining any Entity from commencing or continuing any action, suit or proceeding, or employing any process, or otherwise acting, to collect, offset or recover any Claim discharged under this Plan to the fullest extent authorized or provided by the Bankruptcy Code, including Section 524 and Section 1141 thereof. The Confirmation Order shall constitute an injunction enjoining any Entity from enforcing or attempting to enforce any Cause of Action against any present or former shareholder, director, officer, employee, attorney or agent of either or both of the Debtors based on, arising from or relating to any failure to pay, or make provision for payment of, any amount payable in respect of any Priority Tax Claim on which the payments due under Section 3.01 have been made or are not yet due under Section 3.01.

    12.04.  RELEASE BY DEBTORS AND DEBTORS IN POSSESSION.   Pursuant to Section
1123(b)(3) of the Bankruptcy Code, if this Plan becomes effective as set forth in Section 13.02, the Debtors, in their individual capacity and as Debtors in Possession, for and on behalf of the Estates, hereby release and discharge, absolutely, unconditionally, irrevocably and forever:

         (a) CERTAIN BANKRUPTCY CAUSES OF ACTION. Any and all Causes of Action that may be enforceable by either or both of the Debtors or either or both of the Debtors in Possession under Section 510, Section 542,
    Section  544, Section  545, Section  546, Section  547, Section  548,
    Section 549, Section 550 and Section 553 of the Bankruptcy Code or under similar state laws, including fraudulent conveyance and fraudulent transfer laws, except only that the following Causes of Action shall be reserved and preserved: (i) any and all 1992 Merger Consideration Recovery Claims, and
    (ii) any and all Causes of Action against any Holder of a Miscellaneous Secured Claim based on or arising from or relating to such Miscellaneous Secured Claim or any act, omission, wrongful conduct, occurrence or event related thereto; and

         (b) CAUSES OF ACTION RELATED TO CLAIMS, INTERESTS OR THE CASES. Any and all Causes of Action against any person or Entity (including all present and former directors, officers, attorneys, advisors, investment bankers, consultant and agents acting for the Debtors or the Estates, all Holders of Claims or Interests treated herein, and all present and former members of the Official Committee, the Trade Committee and the Senior Lenders and their attorneys and advisors) in any manner arising from, based on or relating to the subject matter of, or the transaction or event giving rise to, any Claim or Interest that is treated in this Plan or the restructuring of such Claims and Interests prior to or in the Chapter 11 Cases or any act, omission, occurrence or event in any matter related to any such transaction, event or restructuring, except Causes of Action (i) based on or arising from a promissory note or other instrument or a contract or quasi-contract, (ii) based on or arising from intentional fraud or defalcation, willful misconduct, wrongful trade practices or willful violation of law, (iii) asserted in proceedings pending on the Confirmation Date, (iv) against any Holder of a Miscellaneous Secured Claim based on, arising from or relating to such Miscellaneous Secured Claim or any act, omission, wrongful conduct, occurrence or event related thereto, or (v) that are 1992 Merger Consideration Recovery Claims.

Reorganized Wherehouse (x) shall not succeed to any Cause of Action released and discharged pursuant to this Section 12.04, (y) shall be bound, to the same extent the

Debtors are bound, by each and all of the releases set forth herein, and (z) pursuant to the transfer of property of the Estates to be made to it on the Effective Date, shall succeed to and be entitled to enforce each of the Causes of Action that are reserved and preserved pursuant to the express provisions of this Section 12.04.

    12.05.  RELEASE BY HOLDERS OF CLAIMS AND INTERESTS.   Each Entity that
accepts any distribution on its Claim made pursuant to this Plan (a "Release Obligor") shall be presumed conclusively to have released and discharged the Debtors, the Estates, Reorganized Wherehouse and each other Entity that accepts any distribution under this Plan and any other Holder of a Claim or Interest that expressly agrees in writing to be reciprocally bound by the provisions of this Section 12.05, and their respective present and former affiliates, shareholders, directors, officers, attorneys, advisors, financial advisors, investment bankers and agents, and all of their respective heirs, representatives, successors and assigns, and any Entity that may be liable derivatively through any of the foregoing, absolutely, unconditionally, irrevocably and forever, FROM any Cause of Action arising from, based on or relating to the subject matter of, or the transaction or event giving rise to, the Claim on which the Release Obligor received such distribution or any act, omission, occurrence or event in any manner related to such subject matter, transaction or event, except any Causes of Action (i) based on or arising from a promissory note or other instrument or a contract or quasi-contract, (ii) based on or arising from intentional fraud or defalcation, willful misconduct, wrongful trade practices or willful violation of law, or (iii) asserted in proceedings pending on the Confirmation Date. The release and discharge described in the preceding sentence shall further extend to the matters set forth in Section 5.07(c), if the conditions set forth therein are met, and shall be enforceable as a matter of contract against (i) any Entity that accepts any distribution pursuant to this Plan, and (ii) any Holder of any Claim or Interest that expressly agrees in writing to be reciprocally bound by the provisions of this Section 12.05.

    12.06.  EXCULPATION.   Neither the Debtors, nor the Estates, nor
Reorganized Wherehouse, nor the Bank Agent or its predecessors or successors, nor any past, present or future member of the Senior Lenders, Official Committee or the Trade Committee, nor any Holder of any Claim or Interest treated in this Plan, nor any officer, director, shareholder, employee, agent, attorney, accountant or advisor to any of them, shall be obligated in any manner under this Plan or in respect of or by reason of the filing, negotiation, prosecution, confirmation, consummation or implementation of this Plan or any action taken or not taken in connection therewith, or shall have or incur any liability to any Holder of any Claim or Interest or any other Entity in respect of any such matters or any information provided or statement made in the Disclosure

Statement or omitted therefrom, except that (i) the Debtors and Reorganized Wherehouse shall fulfill the obligations expressly set forth in this Plan and
(ii) each Entity shall remain liable, to the extent provided by law, for its own willful misconduct or recklessness as determined pursuant to a Final Order.
Each such person and Entity shall be entitled to rely upon the advice of counsel with respect to its duties and responsibilities under the Plan and shall be fully protected in acting or in refraining from acting in accordance with such advice or in any manner approved or ratified by the Bankruptcy Court.

    12.07.  INDEMNIFICATION OBLIGATIONS.

         (a)  TERMINATION OF INDEMNIFICATION OBLIGATIONS.   Except as set forth
in Section 12.07(b), all obligations of the Debtors or the Estates to indemnify, or to pay contribution or reimbursement to, any of its present or former directors, officers, agents, employees and representatives or any Holder of a Claim or Interest treated in this Plan, or any trustee or agent acting for any such Holder, or any person in any manner engaged, employed or indemnified in connection with the issuance or sale of any Cancelled Securities or any agent, attorney, advisor, financial advisor, investment banker, employee or representative or any heirs, representatives, successors or assigns of any indemnified person that may be outstanding, accrued or existing, or might reasonably have been asserted, on the Confirmation Date (whether pursuant to a certificate of incorporation, bylaws, contractual obligations or any applicable law or otherwise) in respect of any past, present or future action, suit or proceedings shall be discharged under this Plan and all undertakings and agreements for or relating to any such indemnification, contribution or reimbursement are hereby rejected and terminated.

         (b)  LIMITED CONTINUING INDEMNIFICATION.   No obligation of either or
both of the Debtors, whether arising pursuant to law or its certificate of incorporation or bylaws or by contract or otherwise, to indemnify, or to pay contribution or reimbursement to, any individual who served as a director or officer of the Debtors at any time during the period that commenced three years prior to the Filing Date and ends on the Effective Date shall be (i) discharged or impaired under this Plan, (ii) subordinated under Section 510 of the Bankruptcy Code or otherwise, or (iii) disallowed under Section 502(e) of the Bankruptcy Code. Any such obligation that, under the Bankruptcy Code, has the priority of an expense of administration shall be entitled to such priority. No proof of claim shall be required to preserve any such obligation. Pursuant to the Asset Purchase Agreement, Reorganized Wherehouse shall assume and agree to pay all such obligations and, further, shall defend, indemnify and hold harmless each such individual from and against all claims, damages, losses, liabilities costs and expenses (including the reasonable fees and disbursements of legal counsel selected and employed by such indemnified person, whether or not suit is brought) based on, arising from or in any manner related to (i) any failure by Reorganized Wherehouse to pay any Claim or other liability or to perform any obligation binding on it pursuant to this Plan or the Asset Purchase Agreement or (ii) any act, omission, wrongful conduct, circumstance or event as to which either any Cause of Action is released as against any Person pursuant to this Plan or any such indemnification obligation is preserved pursuant to this Section 12.07(b); PROVIDED, HOWEVER, that (i) no individual shall be indemnified in respect of any claim, damages, liability, loss, cost or expense that is finally determined by a court of competent jurisdiction to have been caused by such individual's own willful misconduct or gross negligence and (ii) no 1992 Merger Consideration Recipient shall be indemnified as to any 1992 Merger Consideration Recovery Claim pursuant to this Section 12.07(b).

    12.08.  PRESERVATION OF INSURANCE.   The Debtors' discharge provided in
this Plan shall not diminish or impair the enforceability of any insurance policies that may cover claims against the Debtors or any other person or Entity.

    12.09. GOOD FAITH SETTLEMENT OF ACQUISITION RELATED CAUSES OF ACTION. Except as provided in Section 12.10, on the Effective Date the Debtors (whether as Debtors, debtors in possession or on behalf of creditors) and all persons or Entities asserting claims or who may in the future assets claims derivatively or otherwise through or on behalf of any of the Debtors and all present and former directors, officers, agents, attorneys, advisors, financial advisors, investment bankers, employees and shareholders of the Debtors, in their respective capacities as such (collectively, the "Wherehouse Releasors") shall be deemed, for good and valuable consideration, to have released and discharged all Causes of Action against any and all Entities (the "Released Entities") that any or all of the Wherehouse Releasors ever had, now have or hereafter can, shall or may have against any Entity by reason of, arising in connection with, or related in any way to the 1992 Acquisition (such Causes of Action being referred to herein as the "Acquisition Related Causes of Action"), including (i) the offer, sale, purchase or resale of any securities of Wherehouse or Holdings, or any registration statement, preliminary prospectus, prospectus, disclosure or omission related thereto, (ii) any extension, supplementation or restructuring of any indebtedness of any of the Debtors, including any breach of duty owed to any of the Debtors arising from any extension, supplementation or restructuring of that indebtedness, (iii) any engagement or role of, or services rendered by, any or all of the Released Entities in connection with the foregoing, and (iv) any and all actions taken or not taken by the Released Entities in connection with the Debtors' prepetition indebtedness.

    Pursuant to Bankruptcy Rule 9019 and any applicable state law and as consideration for the compromises, satisfaction of Claims, distributions and other benefits provided under this Plan, but (except as provided in Section 12.10) the provisions of this Plan and the treatment of the Claims and Interests set forth herein shall constitute a good faith compromise and settlement of the Acquisition Related Causes of Action and any claims for indemnity or contribution (or similar claims) that could be brought (or could have been brought) by the Wherehouse Releasors against or involving Released Entities, which compromise and settlement is in the best interest of creditors and is fair, equitable and reasonable. Confirmation of this Plan constitutes approval by the Bankruptcy Court of this settlement as a good faith settlement of all Acquisition Related Causes of Action that the Wherehouse Releasors may hold against the Released Entities. The Bankruptcy Court's approval of this settlement pursuant to Bankruptcy Rule 9019 and its finding that this is a good faith settlement pursuant to any applicable state laws, including the States of Delaware, California and New York, given and made after due notice and opportunity for hearing, shall bar any claim against the Released Entities for indemnity or contribution (or similar claim) by any Entity that is claimed to be a joint tort feasor or otherwise jointly liable in respect of such Acquisition Related Causes of Action with such Released Entities.

    12.10.  MERGER CONSIDERATION RECOVERY CLAIMS NOT RELEASED.
Notwithstanding Section 12.09 or any of the other provisions of this Plan, this Plan shall not release any 1992 Merger Consideration Recipient from any 1992 Merger Consideration Recovery Claim.

    12.11.  SUBORDINATION.   Except as otherwise provided in Section 5.07(c),
distributions under this Plan take into account the relative priorities of the Claims and Interests in each Class in connection with any and all contractual, legal or equitable subordination provisions or rights relating thereto. Accordingly, subject to Section 5.07(c), (i) any distributions under this Plan shall be received and retained free of and from any obligations to hold or transfer the same to any other creditor and shall not be subject to levy, garnishment, attachment or other legal process by any Holder by reason of claimed contractual subordination rights and (ii) the Confirmation Order shall constitute an injunction enjoining any Entity from enforcing or attempting to enforce any contractual, legal or equitable subordination rights to property distributed under this Plan.

                                      ARTICLE 13
                        CONDITIONS TO CONSUMMATION OF THE PLAN

    13.01.  CONDITIONS.   This Plan shall not become effective, and no
obligations and rights set forth in this Plan as of the Effective Date or thereafter shall come into existence, unless each of the following conditions is met on the Effective Date:

         (a) CONFIRMATION ORDER. The Confirmation Order shall have been entered and shall not be in any respect stayed.

         (b) REORGANIZED WHEREHOUSE. Reorganized Wherehouse shall have been duly incorporated. The New Certificate of Incorporation and the New Bylaws shall be its sole governing documents. Reorganized Wherehouse shall have duly authorized, executed and delivered the Asset Purchase Agreement, the Warrant Agreement, and all New Common Stock and Warrants to be distributed pursuant to this Plan. Each of the representations and warranties of Reorganized Wherehouse set forth in the Asset Purchase Agreement and in the Warrant Agreement shall be true and correct. Reorganized Wherehouse shall have fully satisfied all conditions therein and shall have duly and punctually have performed or tendered performance of all its obligations binding thereunder, and such satisfaction, performance and tender of performance shall not be in any respect restrained by order of any court of competent jurisdiction.

         (c) FUNDING UNDER WORKING CAPITAL FACILITY. Reorganized Wherehouse and a lender shall have entered into a definitive written agreement offering Reorganized Wherehouse a revolving credit facility in an amount and on terms, conditions and collateral security satisfactory to and approved by the Debtors and the Trade Committee, and all conditions of closing set forth in such agreement shall have been satisfied or waived, subject to the actions to be taken under this Plan on the Effective Date.

         (d)  DELIVERY OF DOCUMENTS.   All documents required to be delivered
under this Plan or under the Asset Purchase Agreement or the Warrant Agreement on or prior to the Effective Date shall have been executed and delivered by the parties thereto.

    13.02.  CONSUMMATION.   This Plan shall become effective when the
conditions set forth in Section 13.01 are met. Reorganized Wherehouse shall thereupon perform the obligations required under this Plan to be performed by it on the Effective Date. The filing with the Bankruptcy Court of a certificate of a responsible officer of Reorganized Wherehouse to the effect that the conditions in Section
13.01 have been met and that Reorganized Wherehouse has substantially performed the obligations required under this Plan to be performed by it on the Effective Date shall establish conclusively that this Plan has been substantially consummated.


                                      ARTICLE 14
                               MISCELLANEOUS PROVISIONS

    14.01.  BANKRUPTCY COURT TO RETAIN JURISDICTION.   The property of the
Estates and affairs of the Debtors shall remain subject to the jurisdiction of the Bankruptcy Court until this Plan becomes effective as set forth in Section
13.02. After this Plan becomes effective, the Bankruptcy Court shall retain jurisdiction over the Debtors and Reorganized Wherehouse, as liquidating agent for the Debtors and the Estates, and the consolidated Chapter 11 Cases to the fullest extent permitted by law, and shall have such jurisdiction exclusively to the fullest extent permitted by law, including for the purpose of hearing all requests for relief and determining all disputes relating to (i) this Plan and the implementation, interpretation and enforcement hereof, (ii) the allowance, amount and classification of Claims and Interests treated in this Plan, (iii) the rights and obligations of any Holder of any such Claim or Interest, whether as against the Debtors or Reorganized Wherehouse or as against any other Holder,
(iv) compensation of professional persons, (v) any and all applications, motions, adversary proceedings and contested or litigated matters pending on the Effective Date and arising under Chapter 11 or arising in or related to the Chapter 11 Cases or this Plan, (vi) the interpretation or enforcement of the Confirmation Order or any proceedings or matters set forth or contemplated therein, and (vii) any other matter within the continuing jurisdiction of the Bankruptcy Court.

    14.02.  BINDING EFFECT OF THIS PLAN.   The provisions of this Plan shall be
binding upon and inure to the benefit of the Debtors, the Estates, Reorganized Wherehouse, any Holder of any Claim or Interest treated herein, and each of their respective predecessors, successors, assigns, agents, officers and directors and, to the fullest extent permitted under Section 1141(a) of the Bankruptcy Code and other applicable law, each other Entity affected by this Plan.

    14.03.  NONVOTING STOCK.   In accordance with Section  1123(a)(6) of the
Bankruptcy Code, the certificate of incorporation of Reorganized Wherehouse shall contain a provision prohibiting the issuance of nonvoting equity securities by Reorganized Wherehouse.

    14.04.  AUTHORIZATION OF CORPORATE ACTION.   The entry of the Confirmation
Order shall constitute authorization for the Debtors and Reorganized Wherehouse to take or cause to be taken all corporate actions necessary or appropriate to consummate and implement the provisions of this Plan prior to, on and after the Effective Date, and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court. All such actions shall be deemed to have occurred and shall be in effect pursuant to Section 303 of the DGCL and the Bankruptcy Code, without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Wherehouse. On the Effective Date, the appropriate officers of Reorganized Wherehouse and members of its board of directors are authorized and directed to execute and deliver the agreements, documents and instruments contemplated by this Plan in the name of and on behalf of Reorganized Wherehouse.

    14.05.  RETIREE BENEFITS.   On and after the Effective Date, Reorganized
Wherehouse shall continue to pay all retiree benefits, as that term is defined in Section 1114 of the Bankruptcy Code, to the extent required by Section 1129(a)(13) of the Bankruptcy Code, without prejudice to Reorganized Wherehouse's rights under applicable non-bankruptcy law to modify, amend or terminate the foregoing arrangements.

    14.06.  WITHDRAWAL OF THIS PLAN.   The Debtors reserve the right, at any
time prior to the entry of the Confirmation Order, to revoke or withdraw this Plan. If they do so, this Plan shall be null and void.

    14.07.  FINAL ORDER.   Except as otherwise expressly provided in this Plan,
any requirement in this Plan for a Final Order may be waived by the Debtors or, after the Effective Date, Reorganized Wherehouse upon written notice to the Bankruptcy Court. No such waiver shall prejudice the right of any party in interest to seek a stay pending appeal of any order that is not a Final Order.

    14.08.  NOTICE.   All notices required to be given under this Plan, if any,
shall be in writing and shall be sent by first class mail, postage prepaid, or by overnight courier:

         If to the Debtors to:

         Wherehouse Entertainment, Inc.

         19701 Hamilton Ave.
         Torrance, CA 90502-1334
         Attn:     Jerry E. Goldress
         (310) 538-2314

         with copies to:

         Latham & Watkins
         633 West 5th Street, Suite 4000
         Los Angeles, CA 90071-2007
         Attn:     Hendrik de Jong
                   Peter M. Gilhuly
         (213) 485-1234

         and

         Young, Conaway Stargatt & Taylor
         11th Floor - Rodney Square North
         P.O. Box 391
         Wilmington, Delaware 19899-0391
         Attn:     Laura Davis Jones
         (302) 571-6600

Any of the above may, from time to time, change its address for future notices and other communications hereunder by filing a notice of the change of address with the Bankruptcy Court. Any and all notices given under this Plan shall be effective when received.

    14.09.  DISSOLUTION OF COMMITTEES.   When this Plan becomes effective as
set forth in Section 13.02, the Official Committee and the Trade Committee shall cease to exist and their members and employees or agents (including attorneys, investment bankers, financial advisors, accountants and other professionals) shall be released and discharged from all further authority, duties, responsibilities and obligations relating to, arising from or in connection with the Chapter 11 Cases.

    14.10.  CONTINUED CONFIDENTIALITY OBLIGATIONS.   All members of and
advisors to the Official Committee or the Trade Committee and each other person bound by a confidentiality agreement with Wherehouse or Holdings shall continue to be obligated and bound by the terms of such confidentiality agreement.

    14.11.  AMENDMENTS AND MODIFICATIONS.   To the fullest extent permitted
under Section 1127 of the Bankruptcy Code, this Plan may be altered, amended or modified by the Debtors at any time prior to the Effective Date and by Reorganized Wherehouse anytime thereafter.

    14.12.  TIME.   Unless otherwise specified herein, in computing any period of time prescribed or allowed by the Plan, the day of the act or event from which the designated period begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day, in which event the period runs until the end of the next succeeding day that is a Business Day.

    14.13.  SECTION  1145 EXEMPTION.   To the fullest extent permitted under
Section 1145 of the Bankruptcy Code, the offer and sale of the New Common Stock and the Warrants and transactions in such securities shall be and are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, such New Common Stock or Warrants. The offer and sale of the New Common Stock and the Warrants under this Plan is deemed to be a public offering of the New Common Stock and the Warrants.

    14.14.  SECTION  1146 EXEMPTION.   To the fullest extent permitted under
Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security under the Plan, or the execution, delivery or recording of an instrument of transfer pursuant to, in implementation of or as contemplated by the Plan, or the revesting, transfer or sale of any real property of the Debtors pursuant to, in implementation of or as contemplated by the Plan shall not be taxed under any state or local law imposing a stamp tax, transfer tax or similar tax or fee. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

    Wilmington, Delaware
    October 4, 1996

                                  Respectfully submitted,

                                  WHEREHOUSE ENTERTAINMENT, INC.


                                  By: ____________________________
                                      Jerry E. Goldress
                                      Chairman



                                  WEI HOLDINGS, INC.


                                  By: ____________________________
                                      Jerry E. Goldress
                                      Chairman


LATHAM & WATKINS
Co-counsel for Debtors and
  Debtors in Possession
633 West Fifth Street, Suite 4000
Los Angeles, California 90071
(213) 485-1234

    Hendrik de Jong
    Peter M. Gilhuly


    - and -

YOUNG, CONAWAY, STARGATT
 & TAYLOR
Co-counsel for Debtors and
 Debtors in Possession
11th Fl.-Rodney Square North
P.O. Box 391
Wilmington, Delaware 19899-0391
(302) 571-6642

    Laura Davis Jones (#2436)
    A Member of the Firm

                                  TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE 1  - DEFINITIONS AND RULES OF INTERPRETATION . . . . . . . . . . .    1

     1.01.     Definitions   . . . . . . . . . . . . . . . . . . . . . . .    1
     1.02.     Rules of Interpretation . . . . . . . . . . . . . . . . . .   12
     1.03.     Incorporation of Exhibits . . . . . . . . . . . . . . . . .   12

ARTICLE 2 - PROVISIONS FOR TREATMENT OF ADMINISTRATIVE EXPENSES  . . . . .   12

     2.01.     Allowance of Administrative Expenses  . . . . . . . . . . .   12
     2.02.     Payment of Administrative Expenses  . . . . . . . . . . . .   13

ARTICLE 3 - PROVISIONS FOR TREATMENT OF PRIORITY TAX CLAIMS  . . . . . . .   14

     3.01.     Priority Tax Claims . . . . . . . . . . . . . . . . . . . .   14

ARTICLE 4 - CLASSIFICATION OF CLAIMS AND INTERESTS . . . . . . . . . . . .   14

     4.01.     Secured Claims  . . . . . . . . . . . . . . . . . . . . . .   14
     4.02.     Priority Claims . . . . . . . . . . . . . . . . . . . . . .   14
     4.03.     Unsecured Claims. . . . . . . . . . . . . . . . . . . . . .   15
     4.04.     Interests . . . . . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE 5 - PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS . . . . . . .   15

     5.01.     Senior Lender Secured Claims (Class 1)  . . . . . . . . . .   15
     5.02.     DC-2 Secured Claim (Class 2). . . . . . . . . . . . . . . .   17
     5.03.     Miscellaneous Secured Claims (Class 3). . . . . . . . . . .   18
     5.04.     Miscellaneous Priority Claims (Class 4).  . . . . . . . . .   18
     5.05.     General Unsecured Claims (Class 5). . . . . . . . . . . . .   18
     5.06.     Senior Lender Deficiency Claims (Class 6).  . . . . . . . .   19
     5.07.     Senior Subordinated Note Claims (Class 7).  . . . . . . . .   20
     5.08.     Convertible Subordinated Debenture Claims (Class 8) . . . .   21
     5.09.     Interests (Class 9) . . . . . . . . . . . . . . . . . . . .   22

                                                                          Page
                                                                          ----

ARTICLE 6 - IDENTIFICATION OF CLASSES OF CLAIMS AND
INTERESTS IMPAIRED AND NOT IMPAIRED BY THIS PLAN; ACCEPTANCE OR REJECTION OF
THIS PLAN      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

     6.01.     Acceptance by an Impaired Class of Creditors  . . . . . . .   22
     6.02.     Voting Classes  . . . . . . . . . . . . . . . . . . . . . .   22
     6.03.     Classes Receiving No Property Deemed to Reject this Plan  .   22
     6.04.     Unimpaired Classes Conclusively Presumed to Accept this Plan  22
     6.05.     Confirmation Pursuant to Section  1129(b) . . . . . . . . .   23

ARTICLE 7 - UNEXPIRED LEASES AND EXECUTORY CONTRACTS . . . . . . . . . . .   23

     7.01.     Assumption and Rejection  . . . . . . . . . . . . . . . . .   23
     7.02.     Assumption and Assignment of Leases . . . . . . . . . . . .   23
     7.03.     Assigned Leases . . . . . . . . . . . . . . . . . . . . . .   23
     7.04.     Assignments of Contracts and Leases . . . . . . . . . . . .   23

ARTICLE 8 - OPERATION AND MANAGEMENT OF REORGANIZED
WHEREHOUSE AND THE DEBTORS . . . . . . . . . . . . . . . . . . . . . . . .   24

     8.01.     Board of Directors  . . . . . . . . . . . . . . . . . . . .   24
     8.02.     Appointment of Directors  . . . . . . . . . . . . . . . . .   24
     8.03.     Effect of Appointment . . . . . . . . . . . . . . . . . . .   24

ARTICLE 9 - IMPLEMENTATION OF THIS PLAN  . . . . . . . . . . . . . . . . .   24

     9.01.     Substantive Consolidation.  . . . . . . . . . . . . . . . .   24
     9.02.     Extinguishment of Inter-Debtor and Co-Debtor Claims and
               Interests.  . . . . . . . . . . . . . . . . . . . . . . . .   25
     9.03.     Reservation of Rights.  . . . . . . . . . . . . . . . . . .   25
     9.04.     Transfer of Property  . . . . . . . . . . . . . . . . . . .   25
     9.05.     Liquidation of Estates  . . . . . . . . . . . . . . . . . .   25
     9.06.     Cancellation of Securities  . . . . . . . . . . . . . . . .   26
     9.07.     Surrender of Cancelled Securities . . . . . . . . . . . . .   26
     9.08.     Allowance of Claims Subject of Section  502(d)  . . . . . .   27
     9.09.     Right of Setoff . . . . . . . . . . . . . . . . . . . . . .   27

                                                                           Page
                                                                           ----

ARTICLE 10 - PROVISIONS COVERING DISTRIBUTIONS . . . . . . . . . . . . . .   27

     10.01.    Time of Distributions Under this Plan . . . . . . . . . . .   27
     10.02.    Fractional Shares . . . . . . . . . . . . . . . . . . . . .   28
     10.03.    Warrants for Issuance of Fractional Shares  . . . . . . . .   28
     10.04.    Compliance With Tax Requirements  . . . . . . . . . . . . .   28
     10.05.    Persons Deemed Holders of Registered Securities . . . . . .   29
     10.06.    Distribution of Unclaimed Property  . . . . . . . . . . . .   29

ARTICLE 11 - RESOLUTION OF DISPUTED CLAIMS . . . . . . . . . . . . . . . .   29

     11.01.    Objections to Claims  . . . . . . . . . . . . . . . . . . .   29
     11.02.    Procedure . . . . . . . . . . . . . . . . . . . . . . . . .   30
     11.03.    No Distributions on Disputed Claims . . . . . . . . . . . .   30
     11.04.    Estimation; Partial Allowance . . . . . . . . . . . . . . .   30

ARTICLE 12 - DISCHARGE, RELEASE AND PRESERVATION OF CLAIMS . . . . . . . .   30

     12.01.    Discharge and Termination.  . . . . . . . . . . . . . . . .   30
     12.02.    Distributions in Complete Satisfaction. . . . . . . . . . .   31
     12.03.    Injunction  . . . . . . . . . . . . . . . . . . . . . . . .   31
     12.04.    Release by Debtors and Debtors in Possession  . . . . . . .   31
     12.05.    Release by Holders of Claims and Interests  . . . . . . . .   32
     12.06.    Exculpation . . . . . . . . . . . . . . . . . . . . . . . .   33
     12.07.    Indemnification Obligations . . . . . . . . . . . . . . . .   33
     12.08.    Preservation of Insurance . . . . . . . . . . . . . . . . .   34
     12.09.    Good Faith Settlement of Acquisition Related Causes of Action 34
     12.10.    Merger Consideration Recovery Claims not Released . . . . .   35
     12.11.    Subordination . . . . . . . . . . . . . . . . . . . . . . .   36

ARTICLE 13 - CONDITIONS TO CONSUMMATION OF THE PLAN  . . . . . . . . . . .   36

     13.01.    Conditions  . . . . . . . . . . . . . . . . . . . . . . . .   36
     13.02.    Consummation  . . . . . . . . . . . . . . . . . . . . . . .   37

ARTICLE 14 - MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . .   37

                                                                          Page
                                                                          ----

     14.01.    Bankruptcy Court to Retain Jurisdiction . . . . . . . . . .   37
     14.02.    Binding Effect of this Plan.  . . . . . . . . . . . . . . .   38
     14.03.    Nonvoting Stock.  . . . . . . . . . . . . . . . . . . . . .   38
     14.04.    Authorization of Corporate Action.  . . . . . . . . . . . .   38
     14.05.    Retiree Benefits. . . . . . . . . . . . . . . . . . . . . .   38
     14.06.    Withdrawal of this Plan.  . . . . . . . . . . . . . . . . .   38
     14.07.    Final Order.  . . . . . . . . . . . . . . . . . . . . . . .   39
     14.08.    Notice. . . . . . . . . . . . . . . . . . . . . . . . . . .   39
     14.09.    Dissolution of Committees.  . . . . . . . . . . . . . . . .   40
     14.10.    Continued Confidentiality Obligations.  . . . . . . . . . .   40
     14.11.    Amendments and Modifications. . . . . . . . . . . . . . . .   40
     14.12.    Time. . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
     14.13.    Section  1145 Exemption . . . . . . . . . . . . . . . . . .   40
     14.14.    Section  1146 Exemption . . . . . . . . . . . . . . . . . .   40

                                       EXHIBITS

     A  -  Asset Purchase Agreement

     B  -  Bylaws of Reorganized Wherehouse

     C  -  Certificate of Incorporation of Reorganized Wherehouse

     D  -  Open Credit Terms Commitment and Option Exercise Notice

     E  -  Warrant Agreement

Exhibit 10.41

                          SUPPLEMENTAL AMENDMENTS TO
                    DEBTORS' FIRST AMENDED CHAPTER 11 PLAN
                               DECEMBER 2, 1996

     In amendment of their Chapter 11 Plan dated April 29, 1996 and the Debtors' First Amended Chapter 11 Plan Dated September 26, 1996, as Revised for Technical Corrections on October 4, 1996, (the "Plan"), WHEREHOUSE ENTERTAINMENT, INC., and WEI HOLDINGS, INC., the Debtors and Debtors in Possession in the above-captioned cases (collectively the "Debtors" or "Wherehouse"), hereby make the following amendments to the Plan:

     1. The definition of the "Unsecured Claim Stock Distribution Ratio" set forth in Plan section 1.01 is hereby amended to strike "28.14767183" and replace it with "31.92430893."

     2.  Section 5.01(a) of the Plan is hereby amended to strike
"$45,000,000" and replace it with "$35,000,000", both where it appears in the text and in footnote 1.

     3. Section 5.01(c) of the Plan is hereby amended as follows: (i) "3,612,789" shall be stricken and replaced with "2,436,560", (ii) "6,387,211"
shall be stricken and replaced with "7,563,440", and (iii) "36.128%" shall be stricken and replaced with "24.366%"

     4.  Section 5.06(a) of the Plan is hereby amended to strike
"$49,569,179.37" and replace it with "$59,568,179.37"

     5. Section 5.06(b)(1) of the Plan is hereby amended to strike "1,395,229" and replace it with "1,901,673"

     6. Section 5.06(b)(2) of the Plan is hereby amended to strike "3,298,618" and replace it with "3,741,201"

     7. Except as expressly set forth herein, no other part of the Plan is amended.

                                       Respectively submitted,
                                       WHEREHOUSE ENTERTAINMENT, INC.


                                       By /s/
                                         ----------------------------------


                                       WEI HOLDINGS, INC.


                                       By /s/
                                         ----------------------------------